                    TRANSITION AND GENERAL RELEASE AGREEMENT

      This Transition and General Release Agreement ("Agreement") is entered into by and between Allergan, Inc. (the "Company") and Lester J. Kaplan (the "Employee") (collectively referred to as the "Parties"). This Agreement is effective on the date that the Employee signs and dates the Agreement ("Agreement Date").

      1. Benefits to Employee.

      The benefits to employee under this section are provided under the Allergan, Inc. Severance Pay Plan.

          a. Transition.

      Employee and the Company have mutually agreed that Employee will resign his position with the Company effective August 6, 2005 (the "Retirement Date") and will transition his responsibilities to a replacement employee in an orderly fashion. Accordingly, to permit a transition to his replacement, Employee and Company agree as follows:

                  (i) Employee will use his best efforts to assist in the recruitment, hiring, orientation and orderly transition to a replacement Executive Vice President of Research and Development (the "Transition"). It is currently anticipated by Employee and the Company that the Transition will be completed by May 31, 2004. However, the Transition will be considered complete on the date that the Company's CEO provides notice to the Employee of its completion;

                  (ii) In addition to his role in the Transition, until the Transition is complete, Employee will continue to use his best efforts in his role as Executive Vice President of Research and Development to lead the Company's Research and Development Department and research and development activities and to perform his other Company duties;

                  (iii) Company currently intends to pursue a successor through an executive search firm on a confidential basis. The Company will determine the timing and extent of internal and external disclosure of the search and Transition. Accordingly, Employee agrees to keep the search, the proposed Transition and the existence of this Agreement strictly confidential, both externally and internally, unless and until he has been expressly permitted to make a particular disclosure by the CEO. The Company, however, acknowledges that the Company's CEO has informed a limited number of internal and external individuals regarding this matter on a "need to know" basis;

                  (iv) Upon completion of the Transition, Employee will resign from his position as Executive Vice President of Research and Development, will cease to be an Executive Officer of the Company, and will tender his resignation as a member of the Company's Board of Directors;

                  (v) Although he will resign his position as Executive Vice President Research and Development, upon completion of the Transition, Employee will remain an employee of the Company through his Retirement Date and will make himself available on an as-needed basis to assist in research and development related activities and projects. Any such work will require reasonable advance notice by the Company and the schedule, timing and scope of such work will be subject to the mutual agreement of Company and Employee;

               (vi) From the Agreement Date through the Retirement Date, Employee will be paid his current base salary at the rate of $495,000 per year. However, if by August 6, 2004 the Transition Date has not occurred, Employee's base salary rate shall be increased by four percent (4%), effective August 6, 2004. Likewise, if the Transition Date has not occurred on or before January 1, 2005, Employee's base salary rate shall increase an additional four percent (4%), effective January 1, 2005. At the discretion of and subject to the approval of the Company's Organization and Compensation Committee of the Board of Directors (the "OCC"), Employee will be eligible to receive a pro rated management bonus covering the period January 1, 2004 through the completion of the Transition based on Employee's base compensation as of the date of the Agreement Date, the bonus percentage payable to employees at Employee's grade level (grade 15E), and the performance modifier determined for bonuses paid to employees in the Research & Development Department. Assuming that the Transition Date has occurred prior to January 1, 2005, Employee will not be eligible to receive a management bonus for 2005 performance. This Agreement has no effect on Employee's eligibility for a management bonus covering the calendar year 2003;

               (vii) At the discretion of and subject to the approval of the OCC, Employee will be eligible for a regular 2004 grant of Non-Qualified Stock Options ("NQSO");

               (viii) If Employee discharges his obligations hereunder, any unvested NQSOs held by Employee at his Retirement Date will vest and all NQSOs held by Employee on the Retirement Date will expire on the earlier of (a) the expiration date provided in the NQSO grant or (b) August 6, 2008;

               (ix) On or about January 1, 2000, Employee and Company entered into a Change of Control Agreement (the "COC Agreement"). Subject to Company's right of termination provided in the COC Agreement, the COC Agreement will remain in force and effect until the Transition Date. If a "Change of Control" (as that term is defined in the COC Agreement) occurs before the Transition Date, the COC Agreement will take precedence over this Agreement and this Agreement shall be deemed null and void. Assuming no "Change of Control" has occurred prior to the Transition Date, on the Transition Date the COC Agreement shall be deemed null and void and any and all rights of Employee thereunder will cease.

               (x) Employee agrees to re-execute a release in substantially the same form as Section 3 hereof on, and effective as of, his Retirement Date.

          b. No Other Payments or Benefits.

     All of Employee's current benefits and perquisites, including Medical/Dental & Vision Care insurance benefits, LTD, vacation accrual, life insurance, personal accident coverage, tax and financial planning, club dues, automobile allowance, pension accruals, Savings and Investment Plan accruals and gasoline allowance will continue until the Retirement Date. For the avoidance of doubt, in connection with this Agreement, Employee does not waive or



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
relinquish any rights Employee may have in the Allergan Pension Plan, the Allergan Savings and Investment Plan, or the Allergan Employee Stock Ownership Plan.

                  The Employee relinquishes and waives any right to receive any other remuneration, income, salary, options, benefits, or bonuses from the Company not outlined herein. Employee will not be eligible to receive NQSOs, restricted stock, or special incentive plan payouts granted to other employees at his grade level for any period between the date of this Agreement and the Retirement Date unless expressly provided in Section 1(a) above.

                  2.                Expenses.
                                    --------

                  Commencing on the completion date of the Transition, Employee will incur no expenses on behalf of the Company nor will Employee have any authority to act on behalf of the Company unless expressly provided such authority by the Company's Chief Executive Officer in writing. Any advances should be repaid by the Retirement Date.

                  3.                Release of the Company.
                                    -----------------------

                  a. General Release. In exchange for the Benefits set forth above, the Employee herby releases and forever discharges the Company, its parents, subsidiaries, predecessors, successors and each of their associates, owners, stockholders, members, assigns, employees, agents, directors, officers, partners, representatives, lawyers, and all persons acting by, through, under, or in concert with them, or any of them, (collectively the "Releases") of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called "Claims"), which the Employee now has or may hereafter have against the Releases by reason of any and all acts, omissions, events or facts occurring or existing prior to the Retirement Date, except as expressly provided herein. The Claims released hereunder include, without limitation, any alleged breach of any employment agreement; any alleged breach of any covenant of good faith and fair dealing, express or implied; any alleged torts or other alleged legal restrictions relating to the Employee's employment and the termination thereof; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the California Fair Employment and Housing Act, and the California Labor Code. This Release shall not apply to the Employee's right to receive the benefits provided for in this Agreement including retirement and/or employee welfare benefits that have vested and accrued prior to the Retirement Date.

                  b.                Release of Unknown Claims.
                                    --------------------------

                  THE EMPLOYEE ACKNOWLEDGES THAT HE IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE


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
     RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     THE EMPLOYEE, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

          c. Older Worker's Benefit Protection Act. The Employee agrees and expressly acknowledges that this Severance Agreement and General Release includes a waiver and release of all claims which he has or may have under the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. Sec. 621, et seq. ("ADEA"). The following terms and conditions apply to and are part of the waiver and release of the ADEA claims under this Agreement:

               1. That this paragraph and this Agreement are written in a manner calculated to be understood by Employee.

               2. The waiver and release of claims under the ADEA contained in this Agreement do not cover rights or claims that may arise after the date on which Employee signs this Agreement.

               3. This Agreement provides for consideration in addition to anything of value to which Employee is already entitled.

               4. The Employee is advised to consult an attorney before signing this Agreement.

               5. The Employee has been granted forty-five (45) days after being presented with this Agreement to decide whether or not to sign this Agreement. If the Employee executes this Agreement prior to the expiration of such period, he does so voluntarily and after having had the opportunity to consult with an attorney.

               6. The Employee has been provided with disclosures concerning the ages of employees eligible and ineligible to receive severance under this offer.

               7. The Employee will have the right to revoke this Agreement within seven (7) days of signing this Agreement. In the event this Agreement is revoked, this Agreement will be null and void in its entirety.

               8. If the Employee wishes to revoke this agreement, the Employee shall deliver written notice stating his intent to revoke this Agreement to David Pyott, Chairman, President and CEO, Allegan, Inc. 2525 Dupont Drive, Irvine, California 92612 on or before 5:00 p.m. on the Seventh
(7th) Day after Employee's execution of this Agreement.


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
     4. No Assignment of Claims.

     The Employee represents and warrants to the Releasees that there has been no assignment or other transfer of any interest in any Claim which the Employee may have against the Releasees, or any of them, and the Employee agrees to indemnify and hold the Releasees harmless from any liability, claims, demands, damages, costs, expenses and attorneys' fees incurred as a result of any person asserting any such assignment or transfer of any rights or Claims under any such assignment or transfer from such party.

     5. No Suits or Actions.

     Employee has not filed any claims, actions or charges against the Releasees and represents that he does not have any other claims of any kind whatsoever against the Releasees, including without limitation any claims for workers' compensation injuries. The Employee agrees that if he hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Claims released hereunder, or in any manner asserts against the Releasees any of the Claims released hereunder, including without limitation through any motion to reconsider, reopen or appeal the dismissal of the Action, then Employee will pay to the Releasee's against whom such Claim is asserted, in addition to any other damages caused thereby, all attorneys' fees incurred by such Releasees in defending or otherwise responding to said suit or Claim. Provided however, that this provision shall not obligate Employee to pay the Releasee's attorney's fees, in any action challenging the release of claims under the Older Workers Benefit Protection Act or the Age Discrimination in Employment Act, unless otherwise authorized by law.

     6. Advice of Counsel.

     The Employee represents and warrants that he has read this Agreement, has had adequate time to consider it, has been advised to consult with an attorney prior to executing this Agreement, understands the meaning and application of this Agreement and has signed this Agreement knowingly, voluntarily and of his own free will with the intent of being bound by it.

     7. Severability; Modification of Agreement.

     If any provision of this Agreement is found invalid or unenforceable in whole or in part, then such provisions shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable or shall be deemed excised from this Agreement as such circumstances may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as of such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.

     8. Arbitration; Waiver of Jury Trial.

     Except for claims for emergency equitable or injunctive relief which cannot be timely addressed through arbitration, the parties hereby agree to submit any claim or dispute arising out of the terms of this Agreement and/or any dispute arising out of or relating to the

Employee's employment with the Company in any way, to private and confidential arbitration by a single neutral arbitrator through JAMS/Endispute ("JAMS"). All arbitration proceedings, unless otherwise required by law and subject to the terms of this paragraph, shall be governed by the then current JAMS rules governing employment disputes, and shall take place in Orange County, California. The decision of the arbitrator shall be final and binding on all parties to this Agreement, and judgment thereon may be entered in any court having jurisdiction. All costs of the arbitration proceeding or litigation to enforce this Agreement, including attorneys' fees and witness expense fees, shall be paid as the arbitrator or court awards in accordance with applicable law. To the extent required by law, the Company will advance fees payable to JAMS. Except for claims for emergency equitable or injunctive relief, which cannot be timely addressed through arbitration, this arbitration procedure is intended to be the exclusive method of resolving any claim relating to the obligations set forth in this Agreement. THE EMPLOYEE HEREBY WAIVES ANY RIGHT TO A JURY TRIAL ON ANY DISPUTE OR CLAIM COVERED BY THIS PARAGRAPH WHETHER OR NOT THE CLAIM IS ADJUDICATED IN ARBITRATION.

     9. Successors and Assigns.

     This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, neither this Agreement nor any rights hereunder may be assigned to any party by any party without the prior written consent of all other parties hereto.

     10. Company Information.

     Employee acknowledges that during the term of his employment he had, and that during the term of this Agreement and subsequent thereto may have, access to information confidential and/or proprietary to the Company, including but not limited to, trade secrets, technical data or know-how relating to investigational or marketed products, research, or manufacturing processes, information concerning the skills and qualifications of Company employees, or any other information of a business, financial or technical nature (not already publicly available in a reasonably integrated form), and that such information is and will remain at all times the exclusive property of the Company. Employee agrees to maintain such information in confidence and will not disclose such information to anyone else, nor use it for Employee's own benefit or for the benefit of others, except as expressly directed in writing by the Company during the term of this Agreement or at any time thereafter. This paragraph does not supercede any agreement relating to confidential or proprietary information previously entered into by the Employee. Instead, any such agreement is incorporated herein as if fully set forth.

     11. Company Property.

     Employee agrees to return all Company property on his Retirement Date. This includes, but is not limited to, credit, phone and travel cards, building and card keys, office equipment such as calculators, dictation equipment, computers, modems, and all other items which are Company property. This also includes any report, customer list, price list, files, notebooks or other materials pertaining to the Company's business which are in Employee's possession or under Employee's control.

               12.  Headings.

               The headings in this Agreement are for convenience only, and shall not be given any affect in the interpretation of this Agreement.

               13.  Entire Agreement; No Oral Modification.

               The parties each represent and warrant that no promise or inducement has been offered or made except as set forth herein and that the consideration stated herein is the sole consideration for this Agreement. This Agreement may not be modified other than in writing executed by both parties and stating its intent to modify or supersede this Agreement.

               14.  Choice of Law.

               The parties agree that this Agreement shall be construed and enforced in accordance with federal laws and the laws of the State of California.

               15.  Survival.

               Section 3 shall survive the termination of this Agreement.

               16.  Counterparts; Facsimile Signature.

               This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which shall be but one and the same Agreement. Delivery of a facsimile signature page shall be deemed to be delivery of a manually executed original.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective on the Agreement Date, as defined above.



                                        ALLERGAN, INC.

/s/ Lester J. Kaplan                    By: /s/ David E.I. Pyott
___________________________________     ___________________________________
Employee: Lester J. Kaplan                  David E.I. Pyott

                                        Title: CHAIRMAN, PRESIDENT & CEO
                                        ___________________________________

Date: Dec. 8, 2003                      Date: 12/1/03
___________________________________     ___________________________________


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